UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: March 9, 2018
(Date of earliest event reported)

Chegg, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36180	20-3237489
(Commission File Number)	(IRS Employer Identification No.)

3990 Freedom Circle
Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)
(408) 855-5700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01    Change in Registrant's Certifying Accountant

(a)           Dismissal of Previous Independent Registered Public Accounting Firm

On February 27, 2018, Chegg, Inc. (the “Company”), at the direction of the Audit Committee of the Board of Directors (the “Audit Committee”), issued a request for proposal for audit services for the 2018 fiscal year and beyond (the “RFP”) to several independent registered public accounting firms, including the Company’s current independent registered public accounting firm, Ernst & Young LLP (“EY”), to provide the Company with the opportunity to review auditor service levels, audit fees, and evaluate the benefits and risks of changing independent registered public accounting firms. Responses to the RFP were due on March 8, 2018 and EY submitted a proposal. The Company’s management and the Audit Committee evaluated the proposals and met with all of the participants in the RFP on March 9, 2018. Following such meetings on March 9, 2018, the Audit Committee approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm effective as of March 12, 2018 (the “Effective Date”). On March 10, 2018, the Company, at the direction of the Audit Committee, notified EY that it was terminating EY’s engagement as the Company’s independent registered public accounting firm, effective as of the Effective Date.

EY’s reports on the Company’s financial statements for the two years ended December 31, 2017 and 2016, respectively, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2017 and 2016, respectively, and the subsequent interim period through March 12, 2018, there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. Also during this same period, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

The Company has provided EY with the above disclosures, and has requested EY to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements made by the Company and, if not, stating the respects in which it does not agree. EY’s letter is being filed as Exhibit 16.01 to this Current Report on Form 8-K.

(b)           Appointment of New Independent Registered Public Accounting Firm

On March 9, 2018, the Audit Committee approved the appointment of Deloitte as the Company’s independent registered public accounting firm, effective March 12, 2018. During the Company’s two most recent fiscal years ended December 31, 2017 and 2016, and the subsequent interim period through March 12, 2018, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
16.01	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated March 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHEGG, INC.

By: /s/ Andrew Brown
Andrew Brown
Chief Financial Officer
Date: March 12, 2018